Exhibit 4.5

This Instrument Prepared By:

/s/Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND NINETEENTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2017

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND NINETHEENTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2017 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Nineteenth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and eighteen supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Nineteenth Supplemental Indenture, is hereinafter in this One Hundred and Nineteenth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Nineteenth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Nineteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND NINETEENTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND

Cecil County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
North East Substation Lot 1, 1.30 AC portion of 315 Cecil Avenue, North East MD 21901	06/15/2016	3907	289	Tax Map 0031 Parcel 0915 Lot 1
Blue Ball Substation Purchase of 1.453 Acres Blue Ball Road, Elkton MD	05/03/2016	3881	156	Tax Map 0020 Parcel 0001 Lot 2
Crothers Substation 1 AC, 1553 Biggs Highway, Rising Sun MD 21911	07/28/2016	3926	449	Tax Map 0018 Parcel 0058 Lot 1

MARYLAND

Worcester County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
2nd Street Substation 0.11 AC of 107 St. Louis Ave Ocean City, MD 21842	12/08/2016	6905	102	Tax Map 0110 Parcel 3952 Lot 10

MARYLAND

Queen Anne’s County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Carville Substation 10.8169 AC Twin Meadows Farm Lane Centreville MD 21617	12/22/2016	2625	74	Tax Map 0045 Parcel 0006

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2016, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE

New Castle County

Instrument Date	Deed Records	Tax ID No.
12/15/15	20160129-0004536	08-013.10-209, 08-013.10-210 08-013.10-234, 08-013.10-282
01/26/16	20160205-0005759	07-022.00-061
02/03/16	20160217-0007190	11-018.00-017
02/25/16	20160308-0010784	06-128.00-121
01/27/16	20160318-0012518	07-010.00-040
03/05/16	20160322-0013056	06-057.00-008
03/21/16	20160404-0015484	11-022.00-014
03/15/16	20160406-0016102	08-030.00-031
03/17/16	20160406-0016103	14-015.00-258
03/30/16	20160422-0018744	15-026.00-095
02/02/16	20160516-0022909	26-049.10-080, 26-049.10-259
04/25/16	20160505-0021093	13-02100008
04/26/16	20160505-0021094	08-02800003
05/21/16	20160614-0028093	06-081.00-159
07/01/16	20160726-0036710	08-01730039
05/10/16	20160726-0036709	26-029.30-050, 26-029.30-051 through 26-029.30-057 26-029.30-277
05/21/16	20160726-0036708	26-006.30-097
06/13/16	20160726-0036707	10-033.00-037
04/27/16	20160726-0036706	06-023.00-009
07/15/16	20160805-0039192	08-026.00-011
08/08/16	20160823-0042231	13-023.32-001, 13-023.32-099
07/15/16	20160505-0039191	08-026.00-017
07/05/16	20160805-0039193	15-011.00-172
08/15/16	20160902-0044612	06-045.00-085
05/24/16	20160902-0044613	10-052.00-090
09/01/16	20160922-0048078	06-014.00-159
08/31/16	20160920-0047668	09-029.10-004
08/29/16	20160920-0047669	06-089.00-059
08/29/16	20160920-0047670	06-089.00-060

08/17/16	20160823-0042232	10-018.00-006L0034
09/16/16	20161005-0050302	27-001.00-511
09/01/16	20160922-0048079	06-128.00-120
09/21/16	20160929-0049619	11-042.20-012

Instrument Date	Deed Records	Tax ID No.
10/18/16	20161028-0055866	07-026.00-159
09/28/16	20161028-0055867	08-053.10-052
10/28/16	20161122-0061218	26-043.00-003
11/11/16	20161122-0061219	10-043.00-022
11/15/16	20161202-0063283	15-02.100-178
11/14/16	20161202-0063282	07-026.00-183R
11/14/16	20161216-0066350	10-010.00-018
11/17/16	20161216-0066351	07-017.00-034
11/29/16	20161216-0066352	09-033.00-037

DELAWARE

Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
12/17/15	4496	308	1-3420.0855.00
11/19/15	4520	224	233-16.00-35.03
11/19/15	4520	221	233-16.00-35.01
02/19/19	4520	234	132-1.00-3.00
03/28/16	4527	89	134-10.00-62.14
03/07/16	4530	24	135-11.00-66.00
03/17/16	4606	338	334-20.09-48.00 334-20.09-48.01 334-20.09-49.00
05/01/16	4542	123	233-15.00-52.16
05/05/16	4548	342	533-20.14-70.00
05/18/16	4550	83	230-1.00-5.02
05/25/16	4557	18	331-3.00-164.00
06/10/16	4569	84	532-20.00-12.00
07/12/16	4579	95	132-11.00-41.00
07/22/16	4579	98	532-18.00-11.04
08/01/16	4598	40	531-12.00-92.00
08/10/16	4588	16	332-3.00-56.00
09/09/16	4598	123	1-31-10.19-4.03
09/09/16	4598	132	233-10.00-86.02
08/18/16	4598	130	134-12.00-321.06
08/25/16	4598	128	134-12.00-321.07
08/25/16	4598	126	134-12.00-321.08
09/08/16	4606	333	131-10.15.9.00
09/08/16	4606	335	131-10.00-2.00
09/27/16	4610	124	533-16.15-114.00
10/25/16	4625	262	334-14.17-142.00
07/28/16	4579	100	134-11.00-2.01
11/08/16	4625	271	233-15.00-39.01
11/03/16	4650	262	131-10.11-4.00

Instrument Date	Deed Records		Tax ID No.
	Book	Page
11/01/16	4625	264	334-12.00-168.00
12/06/16	4650	258	533.6.00-52.05
11/28/16	4650	260	230-12.00-46.00

DELAWARE

Kent County

Instrument Date	Deed Records	Tax ID No.
Instrument Number
02/11/16	2016-292669	6-00-19900-01-1401-00001
07/18/16	2016-301166	5-1-18106-01-0400-0001
07/20/16	2016-301167	3-00-01500-0-0600-0001
08/05/16	2016-292669	6-00-19300-01-4800-00001
09/13/16	2016-308662	7-00-10300-02-0300-00001

MARYLAND

Caroline County

Instrument Date	Deed Records		Map	Parcel	Lot
	Book	Page
01/26/16	1192	170	100	1165
04/20/16	1200	396	701	910	1,2,4,5
04/20/16	1202	208	701	810	3
9/20/16	1226	152	61	151

MARYLAND

Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
03/06/16	3863	7	29	84
03/12/16	3871	127	32	199
04/20/16	3882	200	14	16
08/28/15	3882	198	37	327
08/28/15	3882	198	327	37
03/14/16	3885	260	43	443
04/20/16	3885	266	314	193
04/04/16	3885	263	26	318
05/16/16	3895	173	310	1450
05/04/16	3903	77	35	200
05/23/16	3903	75	10	23

Instrument Date	Deed Records		Map	Parcel
	Book	Page
05/19/16	3902	98	38	188
06/29/16	3918	50	305	41
05/16/16	3895	173	310	1450
08/19/16	3952	284	21	316
08/19/16	3952	280	21	175
07/11/16	3952	288	42	445
09/15/16	3961	399	43	7
08/09/16	3967	190	801	182
09/28/16	3967	192	7	298,299,300
12/01/16	4000	47	30	143

MARYLAND

Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
11/15/15	1321	19	400	282
3/28/16	1325	127	19	10
07/28/16	1354	172	51	11
07/12/16	1354	176	51	194
08/25/16	1354	180	6	169

MARYLAND

Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
02/23/16	858	58	11	3
04/29/16	865	185	42	153
06/21/16	872	59	15	201
10/10/16	883	399	55	53
11/17/16	888	156	400	257

MARYLAND

Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
02/07/16	2511	291	45	6
02/08/16	2513	129	45	38,59 60,61,62
03/01/16	2516	14	51	38

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
04/11/16	2531	17	45	52
05/03/16	2539	205	5	184
06/08/16	2561	211	57	155
06/28/16	2561	208	44C	773
06/03/16	2561	205	2	72	4
07/08/16	2569	257	73	9
07/25/16	2569	261	48	59	1-4
08/15/16	2575	73	69	14
09/13/16	2594	105	44C	774
08/15/16	2587	124	69	14
10/12/16	2604	42	68	30
10/26/16	2611	495	37	41
10/26/16	2611	495	37	41

MARYLAND

Somerset County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
03/08/16	920	208	38	57
05/17/16	926	370	49	10
06/20/16	928	589	4	26

MARYLAND

Talbot County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
01/07/16	2326	378	59	108
02/27/16	2340	348	51	9
04/22/16	2350	140	3	88
04/25/16	2354	74	30	10
01/26/16	2338	231	44	21
09/01/16	2384	503	2	14
09/01/16	2384	507	39	46
09/02/16	2384	511	31	371
09/26/16	2391	381	3	3
09/28/16	2397	165	22	4
08/04/16	2403	271	59	119
10/22/16	2403	275	400	404
09/04/16	2403	271	59	119
10/22/16	2403	275	400	404
10/25/16	2403	40	54	33

MARYLAND

Wicomico County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
03/16/16	3985	144	32	176
03/18/16	3985	141	53	135
04/14/16	3993	1	103	360-364 377-381
04/25/16	4006	63	104	1418
06/01/16	4040	495	37	395
06/22/16	4023	385	47	90,91,96,122
06/22/16	4023	367	47	90,91
06/22/16	4023	376	47	90,96,122
06/22/16	4023	361	47	90
07/12/16	4045	347	106	3291
10/06/16	4080	263	39	597
11/14/16	4094	87	51	216
11/23/16	4100	207	119	31
11/29/16	4100	212	57	363
11/21/16	4100	215	58	173
12/06/16	4100	203	31	20
12/06/16	4100	199	32	258
10/31/16	4094	91	42	57

MARYLAND

Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
02/29/16	6731	110	10	22
05/04/16	6771	326	26	180
04/25/16	6785	410	9	385
06/13/16	6807	288	200	911
07/11/16	6820	110	73	123
07/21/16	6821	212	79	215
08/04/16	6824	164	21	78
08/30/16	6849	343	21	6	2&3
08/30/16	6849	340	21	6	1
09/12/16	6849	346	25	438,165
11/16/16	6904	229	73	123
12/21/16	6915	253-263	20	2

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000
			$409,550,000

Total Bonds Issued:

As supplemented and amended by this One Hundred and Nineteenth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Nineteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Nineteenth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

The Company acknowledges that it received a true and correct copy of this One Hundred and Nineteenth Supplemental Indenture.

This One Hundred and Nineteenth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Nineteenth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2017.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ Donna J. Kinzel
Donna J. Kinzel, Senior Vice President
April 4, 2017

Attest:

/s/ Jeffery E. Snyder [SEAL]
Jeffery E. Snyder, Assistant Secretary

STATE OF DELAWARE )
) SS
COUNTY OF NEW CASTLE )

BE IT REMEMBERED that as of the 4th day of April, 2017, personally came before me, a notary public for the State of Delaware, Donna J. Kinzel, Senior Vice President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Company; that her signature is in her own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that her act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Patricia H. Lyons	[SEAL]
Notary Public, State of Delaware
My commission expires Oct 19, 2020

THE BANK OF NEW YORK MELLON, as Trustee

Date of Execution	By	/s/ Laurence J. O’Brien
Laurence J. O’Brien, Vice President
April 5, 2017

Attest:

/s/ Latoya S. Elvin
Latoya S. Elvin, Vice President

STATE OF NEW JERSEY ))
) SS.
COUNTY OF PASSAIC ))

BE IT REMEMBERED that on this 5th day of April, 2017, personally came before me, a Notary Public for the State of New York, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Rick J. Fierro

RICK J FIERRO

Notary Public

State of New Jersey

My Commission Expires Nov 24, 2019

[SEAL]

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Laurence J. O’Brien
Laurence J. O’Brien, Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Christie D. Cannon
Christie D. Cannon